UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009 (May 4, 2009)

TRI-ISTHMUS GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Blvd., #959 Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 860-2501

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02:	Unregistered Sales of Equity Securities

On May 4, 2009, Tri-Isthmus Group, Inc., a Delaware corporation (the “Registrant”), accepted warrant exercises in the amount of 405,000 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), for an aggregate amount of $202,500 from a total of 6 investors, each of whom represented to the Registrant in writing that he or she or it is an “Accredited Investor,” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Shares were issued pursuant to the exercise of warrants (a form of which is attached hereto as Exhibit 4.1) issued on March 8, 2007; March 23, 2007; April 17, 2007; and April 26, 2007, in connection with a private placement of our Series 5-A Convertible Preferred Stock, par value $0.01 per share, to various investors. The offer and sales of the Shares pursuant to the warrant exercises were exempt from the registration and prospectus delivery requirements of the Securities Act, by virtue of Section 4(2) and Regulation D promulgated under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

4.1*	Form of Warrant (filed as Exhibit 4.2 to the Form 8-K, filed with the SEC on September 22, 2006).

*Exhibits marked with an asterisk (*) have been previously filed with the SEC as indicated and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-ISTHMUS GROUP, INC.

Date: May 5, 2009

By: /s/ Donald C. Parkerson
       Donald C. Parkerson
       Chief Financial Officer

EXHIBITS

Exhibit
Number	Description

4.1*	Form of Warrant (filed as Exhibit 4.2 to the Form 8-K, filed with the SEC on September 22, 2006).

*Exhibits marked with an asterisk (*) have been previously filed with the SEC as indicated and are incorporated herein by reference.